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                                   EXHIBIT 1



                            Joint Filing Statement
                            ----------------------


          We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated:   October 26, 2000


                    PRINOVA CAPITAL GROUP, LLC

                    By:  /s/ Vincent J. Garcia
                       -----------------------------
                       Vincent J. Garcia,
                       Managing Member



                        /s/ Vincent J. Garcia        /s/ Maria Patricia Garcia
                        -----------------------      ---------------------------
                        Vincent J. Garcia            Maria Patricia Garcia

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